EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated July 20, 2005, except for Note 2, as to which the date is November 18, 2005, with respect to the consolidated financial statements of Charys Holding Company, Inc. included in their Annual Report on Form 10-KSB/A for the year ended April 30, 2005.


/s/  Miller  Ray  Houser  &  Stewart  LLP

Atlanta,  Georgia
December  15,  2005


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